SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
OR (g) OF THE SECURITIES ACT OF 1934

DEUTSCHE BANK CORPORATION	DEUTSCHE BANK CONTINGENT	DEUTSCHE BANK CONTINGENT
(Translation of Registrant’s Name Into English)	CAPITAL LLC II	CAPITAL TRUST II
Federal Republic of Germany	(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
(State or other jurisdiction of incorporation or	Delaware	Delaware
organization)	(State or other jurisdiction of incorporation or	(State or other jurisdiction of incorporation or
Not Applicable	organization)	organization)
(I.R.S. Employer Identification Number)	application to be filed	application to be filed
Taunusanlage 12	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)
60325 Frankfurt am Main	60 Wall Street	60 Wall Street
Germany	New York, NY 10005	New York, New York 10005
011 49 69 910 00	212-250-2077	212-250-2077
(Address and telephone number of Registrant’s	(Address and telephone number of Registrant’s	(Address and telephone number of Registrant’s
principal executive offices)	principal executive offices)	principal executive offices)

Deutsche Bank Americas Holding Corp.
c/o Office of the Secretary
60 Wall Street
New York, NY 10005
Attention Peter Sturzinger
+1 212 250-5591
(Name, address and telephone number of
agent for service)

Copies to:
Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Attn: Legal Department

Alan S. Dunning	Ward A. Greenberg	James Leyden, Jr., Esq.
Cleary Gottlieb Steen & Hamilton LLP	Cleary Gottlieb Steen & Hamilton LLP	Richards, Layton & Finger, P.A.
City Place House	Main Tower	One Rodney Square
55 Basinghall Street	Neue Mainzer Strasse 52	P.O.Box 551
London EC2V 5EH	D-60311 Frankfurt am Main	Wilmington, Delaware 19889
+44 20 7614 2200	Germany	+1 302 651-7700
+49 69 97103-0

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-137902,
333-137902-03, 333-137902-04

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	on Which Each Class is
to be so Registered	to be Registered

Trust Preferred Securities of Deutsche Bank Contingent Capital Trust II	New York Stock Exchange

Company Preferred Securities of Deutsche Bank Contingent Capital Trust II*	New York Stock Exchange

Subordinated Guarantees of Deutsche Bank Aktiengesellschaft in connection with Capital Securities*	New York Stock Exchange
*For listing purposes only, not for trading
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Capital Securities” in the Prospectus included in the Registration Statement on Form F-3, dated October 10, 2006 (File Nos. 333-137902, 333-137902-03 and 333-137902-04) (the “Prospectus”) of Deutsche Bank Aktiengesellschaft, Deutsche Bank Contingent Capital Trust II and Deutsche Bank Contingent Capital Funding LLC II (the “Registrants”), which information is incorporated herein by reference and (2) the information under the headings “Description of the Trust Securities,” “Description of the Company Securities,” “Description of the Subordinated Guarantees” and “Description of the Terms of the Initial Obligation” in a prospectus supplement to the Prospectus (the “Prospectus Supplement”) that was filed on May 18, 2007 by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.
Item 2. Exhibits

4.1	Initial Trust Agreement of Deutsche Bank Contingent Capital Trust II. (Previously filed)

4.2	Initial Limited Liability Company Agreement of Deutsche Bank Contingent Capital LLC II. (Previously filed)

4.3	Form of Amended and Restated Trust Agreement of Deutsche Bank Contingent Capital Trust II (incorporated by reference to Exhibit 4.3 to the Registrants’ Form 6-K filed on May 22, 2007).

4.4	Form of Amended and Restated LLC Agreement of Deutsche Bank Contingent Capital LLC (incorporated by reference to Exhibit 4.4 to the Registrants’ Form 6-K filed on May 22, 2007).

4.5	Form of Trust Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.5 to the Registrants’ Form 6-K filed on May 22, 2007).

4.6	Form of Company Preferred Securities Subordinated Guarantee Agreement (incorporated by reference to Exhibit 4.6 to the Registrants’ Form 6-K filed on May 22, 2007).

4.7	Form of Subordinated Deposit Agreement by and between Deutsche Bank Contingent Capital LLC II and Deutsche Bank Aktiengesellschaft (incorporated by reference to Exhibit 4.7 to the Registrants’ Form 6-K filed on May 22, 2007).

4.8	Form of Trust Preferred Security for Deutsche Bank Contingent Capital Trust II (incorporated by reference to Exhibit 4.8 to the Registrants’ Form 6-K filed on May 22, 2007).

4.9	Form of Company Preferred Security (incorporated by reference to Exhibit 4.9 to the Registrants’ Form 6-K filed on May 22, 2007).

4.10	Form of Subordinated Debt Obligation issued in connection with certain Capital Securities (incorporated by reference to Exhibit 4.10 to the Registrants’ Form 6-K filed on May 22, 2007).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: May 22, 2007

DEUTSCHE BANK CONTINGENT CAPITAL TRUST II By: Deutsche Bank Contingent Capital LLC II, as Sponsor By: Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Rainer Rauleder
Name:	Rainer Rauleder
Title:	Managing Director

By:	/s/ Joachim Bartsch
Name:	Joachim Bartsch
Title:	Director

DEUTSCHE BANK CONTINGENT CAPITAL LLC II By: Deutsche Bank Aktiengesellschaft, as Member

By:	/s/ Rainer Rauleder
Name:	Rainer Rauleder
Title:	Managing Director

By:	/s/ Joachim Bartsch
Name:	Joachim Bartsch
Title:	Director

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Joachim Bartsch
Name:	Joachim Bartsch
Title:	Director

By:	/s/ Marco Zimmermann
Name:	Marco Zimmermann
Title:	Vice President